Exhibit 99.1

ARIAD Discovers New and Broader Potential Cancer Indications for Its Oncology Product Candidate, AP23464; Research Presented at Keystone Meeting on Molecular-Based Cancer Therapies

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Feb. 24, 2004--ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced, for the first time, results of new studies supporting expansion of the potential clinical indications for its molecularly targeted product candidate, AP23464, to include specific difficult-to-treat solid tumors, such as breast, ovarian, prostate, liver, lung, kidney, brain, stromal and colorectal cancers.
    These studies demonstrate that AP23464 potently blocks the proliferation of cancer cells whose activity is controlled by the key molecular targets of well-known marketed oncology drugs and/or those in late-stage clinical development. The list of such drugs and their oncogenic kinase targets includes: Iressa(TM), Tarceva(TM) and Erbitux(TM) (EGFR), Herceptin(R) (HER2), BAY-43-9006 (Raf), and Gleevec(TM) (KIT).
    The presentation by Tomi K. Sawyer, Ph.D. of ARIAD at the Keystone Conference on Protein Kinases and Cancer: the Promise of Molecular-based Therapies shows that when tested against over 120 potential molecular targets, AP23464 selectively and potently blocks a limited number of oncogenic proteins - in addition to those previously reported (Src and Abl) - which share similar sites of molecular interaction in their drug-binding pocket, including EGFR, HER2, Raf, KIT, PDGFR and FGFR3.
    Previously, AP23464 was being developed solely to treat certain forms of leukemia (based on its inhibition of the Abl protein kinase and its mutant forms) and the spread of cancer to distant sites (based on its inhibition of the Src protein kinase).
    "A belief commonly held by cancer researchers is that the cure for cancer will not be found by blocking any single cancer-causing target, because the growth of most cancers is driven by more than one over-activated or over-expressed oncogenic protein," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD. "A product of our internal drug-discovery efforts, AP23464 represents a novel small-molecule drug to treat both solid tumors and their metastatic spread with a single molecularly targeted agent."
    Further information about the conference can be found on the web at http://www.keystonesymposia.org/Meetings/ViewMeetings.cfm?MeetingID
=663. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field.)
    ARIAD is engaged in the discovery and development of breakthrough medicines to treat cancer by regulating cell signaling with small molecules. The Company is developing a comprehensive approach to patients with cancer that addresses the greatest medical need - aggressive and advanced-stage cancers for which current treatments are inadequate. ARIAD also has an exclusive license to pioneering technology and patents related to certain NF-(kappa)B treatment methods, and the discovery and development of drugs to regulate NF-(kappa)B cell-signaling activity.
    Additional information about ARIAD can be found on the web at http://www.ariad.com.

    Iressa is a trademark of AstraZeneca PLC, Tarceva is a trademark of OSI Pharmaceuticals, Inc. Erbitux is a trademark of ImClone
Systems, Inc. Herceptin is a registered trademark of Genentech, Inc. BAY-43-9006 is a development candidate of Bayer AG and Onyx
Pharmaceuticals, Inc. Gleevec is a trademark of Novartis AG.

    Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding the Company's ability to conduct preclinical and clinical studies of its product candidates and the results of such studies, regulatory oversight, intellectual property claims, the timing, scope, cost and outcome of legal proceedings, future capital needs, key employees, dependence on the Company's collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other risks detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

    CONTACT: ARIAD Pharmaceuticals, Inc.
             Tom Pearson, 610-407-9260
             or
             ARIAD Pharmaceuticals, Inc.
             Kathy Lawton, 617-621-2345